Exhibit 99

PRESS RELEASE FOR IMMEDIATE RELEASE	December 22, 2020
BUTLER NATIONAL LEASE BUY-OUT DEBT TRANSACTION COMPLETED Butler National subsidiary BHCMC, LLC acquires Boot Hill Casino Real Estate with a $42 Million Debt Transaction

OLATHE, KANSAS, December 22, 2020, - Butler National Corporation (OTCQB: BUKS) a recognized provider of professional management services in the gaming industry, announces the completion of the acquisition of the Boot Hill and Resort Casino land and building by the exercise of its lease buy-out option.

BHCMC, LLC completed a $42 Million debt transaction to exercise an option to acquire the casino land and building for $41.25 million from BHC Development, L.C. The transaction consisted of two bank loans with Academy Bank, N.A. One note for $35 million collateralized by real estate in Dodge City with an interest rate of 5.25% payable over seven years with an initial twenty-year amortization and a balloon payment of approximately $19.25 million at the end of seven years.  The second note for $7 million collateralized by real estate in Dodge City with an interest rate of 5.75% payable in full over five years.  The balance of the two loans was used to pay financing related expenses and attorney fees.

The buy-out transaction has significant long-term benefits for BHCMC.  The rent obligations under the lease increased one percent each year. The debt financing enhances the balance sheet. This transaction gives BHCMC the ability to continue to grow, benefiting the Shareholders and the State of Kansas.

Clark Stewart, President and CEO of Butler National said, “We have worked diligently to reach our goal of owning the Boot Hill Casino land and buildings.  We appreciate our business partners who in 2008 offered the build-to-suit lease with the option to purchase when no conventional financing existed.

We appreciate the successful partnership between the State of Kansas, Butler National and BHCMC, the similar goals and objectives, the mutual benefits, and the best interest of all parties. On December 15, 2009, we completed our eleventh anniversary of the opening of the Boot Hill Casino. We also appreciate the support of our fellow Kansans, our patrons from surrounding states, and in particularly our employees for their continued hard work and loyalty to the company and the State.  Through Butler National and its Kansas company subsidiaries, we plan to continue to offer a quality tourist destination and entertainment venue, a positive place of employment for hundreds of people and a strong source of economic activity in Dodge City and southwest Kansas.”

Our Business:
Butler National Corporation operates in the Aerospace and Services business segments. The Aerospace Products segment includes the manufacture, sale and service of electronic equipment and systems and technologies to enhance and support products related to aircraft. Additionally, we also operate several Federal Aviation Administration (the "FAA") Repair Stations. Companies in Aerospace Products concentrate on Learjets, Beechcraft King Air, Cessna turbine engine, Cessna multi-engine piston and Dassault Falcon 20 aircraft. Specifically, the design, distribution and support for products for older aircraft, or “Classic” aircraft are areas of focus for companies in Aerospace Products. Services include temporary employee services, gaming services and administrative management services.

Forward-Looking Information:

Statements made in this report, other reports and proxy statements filed with the Securities and Exchange Commission, communications to stockholders, press releases, and oral statements made by representatives of the Company that are not historical in nature, or that state the Company or management intentions, hopes, beliefs, expectations or predictions of the future, may constitute "forward-looking statements" within the meaning of Section 21E of the Securities and Exchange Act of 1934, as amended (the "Exchange Act"). Forward-looking statements can often be identified by the use of forward-looking terminology, such as "could," "should," "will," "intended," "continue," "believe," "may," "expect," "hope," "anticipate," "goal," "forecast," "plan," "guidance" or "estimate" or the negative of these words, variations thereof or similar expressions. Forward-looking statements are not guarantees of future performance or results. They involve risks, uncertainties, and assumptions. It is important to note that any such performance and actual results, financial condition or business, could differ materially from those expressed in such forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, those discussed in Item 1A of the Company’s Annual Report on Form 10-K, incorporated herein by reference. Risk Factors and elsewhere herein or in other reports filed with the SEC. Other unforeseen factors not identified herein could also have such an effect. We undertake no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes in future operating results, financial condition or business over time.

FOR MORE INFORMATION, CONTACT:
David Drewitz, Public Relations david@creativeoptionscommunications.com www.creativeoptionscommunications.com Butler National Corporation Investor Relations	Ph (972) 814-5723 Ph (913) 780-9595

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